CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  We consent to the references to our firm in the Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of Professionally Managed
Portfolios and to the use of our report on the financial statements and financial highlights dated August 31, 1996 with respect to the Academy Value Fund series. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders of the Fund which is incorporated by reference into the Statement of Additional Information.


                                                           Ernst & Young LLP


Los Angeles, CA
December 1, 1996